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                                                                EXHIBIT 21



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SUBSIDIARIES OF NORRELL CORPORATION                                 STATE OF INCORPORATION
-----------------------------------                                 ----------------------
Norrell Services, Inc.                                                     Georgia
Norrell Services International, Inc.                                       Georgia
Norrell Services, Ltd.                                                     Canada
Norrell Temporary Services, Inc.                                           Georgia
Dynamic Temporary Services, Inc.                                           Georgia
Norrell Acquisition Corp.                                                  Delaware
Norrell Health Care, Inc.                                                  Georgia
Tascor Incorporated                                                        Georgia
HealthTask Corporation*                                                    Delaware
HealthTask L.P.**                                                          Delaware
The Executive Speaker, Inc.                                                Florida
Norrell Home Health Services, Inc.                                         Georgia
Norrell Home Health Services of Nashville, TN, Inc.                        Tennessee
Norrell Home Health Services of Florida, Inc.                              Florida
Norrell Home Health Services of Corpus Christi, TX, Inc.                   Texas
HCA - Home Care Services, Inc.                                             New York
Norrell Health Care of New York, Inc.                                      New York
Nurse World, Inc.                                                          Florida
Nurse World of Lake County, Inc.                                           Florida
Nurse World Home Health Agency, Inc.                                       Florida
Norrell Infusion Services, Inc.                                            Georgia
Norrell Asset Management Company                                           Nevada
Norrell Licensing Company                                                  Nevada
Norrell Finance Company                                                    Nevada
Norrell Enterprises Corporation                                            Nevada
Norrell Resources Corporation                                              Delaware
NC Holding Corporation                                                     Georgia
NSSI, Inc.                                                                 Georgia
CallTask Incorporated                                                      Georgia
NCCT, Inc.                                                                 Georgia
Valley Temporary Services, Inc.                                            Arizona
Manzanita Resources, Inc.                                                  Arizona
Norrell Technical Services, Inc.                                           Georgia
N. Acquisition Corp.                                                       Georgia
Norcross Teleservices Inc.***                                              Delaware
Tascor Resources Corporation                                               Georgia
American Technical Resources, Inc.                                         Virginia
Accounting Resources, Inc.                                                 Rhode Island
Accounting Resources of Massachusetts, Inc.                                Massachusetts
Comtex Information Systems, Inc.                                           Delaware
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*      50% owned by Norrell Corporation
       50% owned by Ernst & Young Resources L.L.C.

*      Limited Partnership
       50% owned by Tascor Incorporated
       50% owned by Ernst & Young U.S. LLP

***    51% owned by Norrell Corporation
       49% owned by Cross Country Group